Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Global Medical REIT Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock(3)	457	(o)		(1)		(2)	(1)(2)(5)	0.0001476	(2)
Fees to Be Paid	Equity	Preferred Stock(3)	457	(o)		(1)		(2)	(1)(2)(5)	0.0001476	(2)
Fees to Be Paid	Debt	Debt Securities(4)	457	(o)		(1)		(2)	(1)(2)(5)	0.0001476	(2)
Fees to Be Paid	Unallocated (Universal) Shelf	-	457	(o)	N/A		Unallocated (Universal) Shelf		$750,000,000	0.0001476	$110,700
Fees Previously Paid	-	-	-		-		-		-	-	-
Total Offering Amounts									$750,000,000		$110,700
Total Fees Previously Paid											$-
Total Fee Offsets											$62,741	(6)
Net Fee Due											$47,959	(6)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	-	-	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-	-	-	-		-	-	-	-	-
Rule 457(p)
Fee Offset Claims	Global Medical REIT Inc.	S-3	333-239043	June 9, 2020	-	$62,741	(6)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(6)	$483,365,010	-
Fee Offset Sources	Global Medical REIT Inc.	S-3	333-239043	-	June 9, 2020	-		-	-	-	-	$62,741	(6)

(1)	Subject to Note 5 below, includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions. No additional consideration will be received for such additional shares, and therefore no registration fee is or will be required pursuant to Rule 457(i) under the Securities Act.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)	Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock or preferred stock as may be sold from time to time.

(4)	Subject to Note 5 below, with respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $750,000,000.

(5)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $750,000,000.

(6)	The Registrant previously registered $750,000,000 in aggregate offering price of securities in a primary offering pursuant to the universal shelf Registration Statement on Form S-3 (No. 333-239043) filed with the Securities and Exchange Commission on June 9, 2020 and declared effective on June 17, 2020 (the “2020 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $62,741, which represents the portion of the registration fee previously paid with respect to $483,365,010 of unsold securities (the “Unsold Offset Securities”) previously registered on the 2020 Registration Statement. The offering of the Unsold Offset Securities pursuant to the 2020 Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been terminated.